EQUIPMENT CO-LOCATION LICENSE AGREEMENT


This EQUIPMENT CO-LOCATION LICENSE AGREEMENT ("Agreement") is made as of this -16th-day of May, 2001 by and between Horizon Holdings I LLC, a Washington limited liability company ("Owner") and InsynQ" Inc. d/b/a InsynQ Data Utilities, a Delaware Corporation ("Licensee") with respect to co-location of certain of Licensee's equipment in that building commonly known as the Tacoma Technology Center, 1441 Court A, Tacoma" Washington.

1. PROPERTY AND GRANT OF LICENSE. Owner is the Owner of real property and improvements commonly known as the Tacoma Technology Center" 1441 Court A, Tacoma" Washington, as legally described on Exhibit A (the "Facility"). Owner hereby grants a license to Licensee to use certain portions of the Facility for the purpose of locating, operating and maintaining in the Facility certain Licensee equipment ( defined below)" on the terms and conditions herein.

2. LICENSE AREA. During the term of this Agreement" Licensee shall have the right to use the following portions of the Facility: a minimum of -9-rack(s) located at Rack/Position number(s) as shown on the diagram attached hereto as Exhibit B (the "License Area"). Licensee acknowledges and agrees that Owner has made no representations or warranties, express or implied, regarding: (i) the physical condition of the Facility or License
Area; or (ii) the suitability of the License Area or Facility for Licensee's desired purposes or any purpose. Licensee acknowledges and agrees that:
(i) Licensee is experienced on co-location facilities, (ii) that Licensee has conducted" or has had ample opportunity to conduct, all necessary inspections of the Facility and License Area, and (iii) Licensee accepts the Facility and License Area in its existing "as is" where is and with all faults' condition. Notwithstanding the foregoing, and to the extent available as reasonably determined by Owner, Licensee may add additional racks to this License at an additional fee equal to the fee (on a pro rata per rack basis) charged hereunder for the initial racks. In such event, Licensee shall first provide Owner" ten (10) days prior notice and Owner and Licensee shall execute and attach to this Agreement a new Exhibit B reflecting the addition of the racks. On twenty (20) days prior notice to Owner" and provided Licensee is not in default of this Agreement, Licensee may terminate this License as to any of the added racks provided, in no event shall License reduce the number of racks to less than seven (7).

3. PERMITTED USE. The License Area and Facility shall be solely used by Licensee for the purpose of installing, maintaining and operating (all at Licensee's sole cost) Licensee's equipment described on Exhibit C, all at Licensee's own risk. Licensee shall have no right to locate any equipment not set forth on Exhibit C without Owner's prior written consent not to be unreasonably withheld. No other use shall be allowed hereunder. The License Area is intended for the location of Licensee's equipment only and shall not be used by any person for office or other occupancy purposes. Licensee shall not place any signage, logos, or graphics on or about the Facility or License Area (except to the extent as may be required by law), and Owner agrees not to allow any other Licensee to place any such signage on the exterior of the Building. Licensee shall only use the License Area in a manner that does not disturb or interfere with the use of all or any part of the Facility by other users or licensees, or with the use of any properties adjoining the Facility. Except to the extent otherwise expressly provided in this Agreement, the rights granted to Licensee hereunder are intended by the parties to be personal, indivisible and nonapportionable.

4.   TERM.  The term of this Agreement shall be for a period of twenty-four
(24) calendar months (the "Term") commencing on June 1, 2001 (the "Commencement Date") and ending on May 31, 2003 (the "Expiration Date"). Provided Licensee is not then in default of any term or condition of this Agreement, Licensee shall have the right to extend the Term for one additional period of twenty-four (24) calendar months (the "Extended Term"), but only if Licensee provides Owner written notice of its intent to extend on or prior to sixty ( 60) days from the then existing Expiration Date. All terms and conditions of this Agreement shall apply during any such Extended Term except for the License Fee which shall be in an amount determined by Owner and provided to Licensee in a written notice (the "License Fee Notice") at least thirty (30) days prior to the commencement of the Extended Term, provided, Licensee shall have ten (10) days from the receipt of the License Fee Notice to terminate this Agreement as of the then applicable Expiration Date. In the event Licensee does not timely provide such notice of termination, this Agreement shall be conclusively deemed extended at the License Fee set in the License Fee Notice. If Owner does not provide the License Fee Notice as described above, the License Fee during the applicable Extended Term shall be the same as in effect during the immediately preceding term.

5.   LICENSE FEES.

5.1 MONTHLY LICENSE FEE. Beginning on the Commencement Date and thereafter throughout the Term, Licensee shall pay to Owner, in advance on the first day of each and every calendar month without demand, deduction, offset or abatement of any kind, a monthly license fee ("License Fee") as specified herein. Subject to adjustment for additional racks that may be added to this License pursuant to Section 2, the initial License Fee shall be $500.00 per month for months 1 through 12 and $550.00 per rack per month for months 13 through 24. The License Fee is subject to adjustment as provided in Section 4 above. The License Fee shall be prorated for any partial month.

5.2 LATE CHARGE AND INTEREST. Licensee acknowledges that if Licensee fails to deliver to Owner the monthly License Fees, additional License Fees, or any other amounts due hereunder when due, such failure will cause the Owner to incur costs not contemplated in this Agreement, the exact amount of which will be extremely difficult to ascertain. Those costs include, but are not limited to, processing and personnel costs. Accordingly, if any payment is not received by Owner within five (5) days of the date due, Licensee shall pay Owner a late payment charge equal to ten percent (10%) of the overdue payment. Licensee agrees that this late charge represents a fair and reasonable estimate of the costs Owner will incur by reason of Licensee's late payment. Owner's acceptance of a late charge shall in no event constitute a waiver by Owner of Licensee's default for the overdue payment, nor prevent Owner from exercising any of the other rights or remedies granted Owner under this Agreement" at law" or in equity. In addition to the above described late charge, any amount due under this Agreement and not paid to Owner when due shall bear interest at the rate of twelve percent (12%) per annum, from the date due until fully paid. Neither the accrual nor Licensee's payment of interest to Owner shall be deemed to cure any default by Licensee under this Agreement.

6.   [Intentionally Deleted]

7.   UTILITIES AND SERVICES.

7.1 STANDARD UTILITIES. Landlord shall make available to the License Area electricity and such other (if any) public utilities generally available to the Facility, but Tenant shall be responsible at Licensee's cost for the distribution of such utilities from Landlord's point of connection to the License Area.

7.2 ELECTRICITY. Subject to Owner's right to require separate meters as required above, Owner shall initially supply all electricity to the License Area, and included in the monthly License Fee is a charge of approximately one hundred dollars ($100) per rack for monthly electrical consumption. In the event Owner reasonably determines that Licensee's electrical consumption exceeds one hundred dollars ($100) per rack for any given month, Licensee shall pay Owner for the excess electrical consumption within twenty (20) days of Owner's invoice to Licensee. In no event shall Licensee be entitled to any credit or refund of any License Fee if Licensee's electrical consumption is less than one hundred dollars ($100) per rack a month.

7.3  SECURITY SYSTEM.  Owner shall provide, and maintain pursuant to
Section 8.3, a card key security system for access to and from the Facility, which may include palm print identification, and which will provide Licensee seven (7) day a week, twenty four (24) hour a day access to the Facility and License Area. Upon execution of this Agreement, Licensee shall pay to Owner the sum of Fifty Dollars ($50) for each Facility card key provided to Licensee.
If the card key needs to be replaced for any reason, Licensee shall pay Owner an additional Fifty Dollars ($50) for each replacement card key. Upon expiration or earlier termination of this Agreement, Owner shall refund the Fifty Dollar ($50) card key fee to Licensee for each card key returned to Owner in good condition. Owner shall not be required to provide Facility access to any person not registered with Owner's property manager, Colliers International Management Services. Notwithstanding the above, Owner shall not be liable for the consequence of admitting by pass key or refusing to admit to the Facility or License Area, Licensee's agents or employees or other persons claiming the right to admission. Furthermore, the parties acknowledge that the security system and any other safety or security device, while intended to deter crime may not in any given instance prevent criminal acts or insure safety. The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented by a criminal is assumed by Licensee with respect to Licensee's property, persons or interest. Licensee agrees to cooperate in any reasonable security or safety program developed by Owner or required by law.

7.4 ADDITIONAL SERVICES. In the event Owner has agreed, with Licensee's consent, to provide any additional services to Licensee, such services and the charge therefore shall only be as set forth on Exhibit D hereto, or if no exhibit D is attached then as set forth in a separate schedule signed by Licensee and Owner. Licensee shall pay to Owner on a monthly basis in the same manner as License Fees (unless expressly provided otherwise) those additional fees (if any) as set forth on Exhibit D or any separate schedule. Further, any other charge, fee, or expense under this Agreement for which Licensee is responsible shall be deemed an additional License fee which shall be paid by Licensee to Owner within ten (10) days of Licensee's receipt of an invoice unless specified otherwise in this Agreement.

7.5 INTERRUPTIONS. Owner shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities. If, however, any governmental authority imposes regulations, controls or other restrictions upon Owner of the Facility which would require a change in the services provided by Owner under this Agreement, Owner may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the License Area. Licensee will cooperate and do such things as are reasonably necessary to enable Owner to comply with such regulations, controls or other restrictions. In addition, and notwithstanding anything in this Agreement to the contrary , Owner does not warrant that any of the services and utilities referred to above will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Licensee's use and possession of the License Area or any part thereof or render Owner liable to Licensee for damages or loss of any kind, or relieve Licensee from performance of all of Licensee's obligations under this Agreement. Owner shall provide Licensee twenty-four (24) hour access to the Facility's back up diesel generator for use only in the event all other systems fail or are interrupted. Licensee's use of said backup generator is at Licensee's sole risk, and Licensee shall indemnify, defend and hold Owner harmless from any and all claims, actions, loss, injury or damage (including reasonable attorney fees) caused by or arising from such use.

7.6 NON-STANDARD USAGE. Whenever heat generating machines or equipment, or lighting other than Facility standard, are used in the License Area by Licensee which affect the temperature otherwise maintained by the air cooling system, Owner shall have the right to install supplementary air cooling units, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Licensee to Owner upon billing by Owner. To the extent not separately metered and paid by Licensee, Owner may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided by reason of
(a) any use beyond what Owner agrees to furnish as described above,
(b) electricity used by equipment designated by Owner as high power usage equipment or (c) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Licensee. Licensee shall not install or operate high power usage equipment in the License Area without Licensee's prior written consent, which may be refused unless (i) Licensee confirms in writing its obligation to pay the additional charges necessitated by such equipment and such equipment does not adversely affect operation of the Facility, and (ii) the Facility electrical capacity to the floor(s) containing the License Area will not be exceeded. At Owner's option, separate meters for such utilities and services may be installed for the License Area and Licensee upon demand therefore, shall immediately pay Owner for the installation, maintenance, repair and replacement of such meters.

7.7 UTILITY PROVIDERS. Notwithstanding anything to the contrary in this Agreement, Owner shall have the sole, exclusive and absolute right to determine, select and contract with utility company or companies that will provide electricity and other basic utility service, including without limitation fiber optic and satellite telecommunication services, to the Facility and License Area. If permitted by law, Owner shall have the right at any time, and from time to time, to either contract for services from a different company or companies providing electricity or other basic utility service (each such company hereinafter an," Alternate Service Provider") or continue to contract for service (each such company hereinafter an "Alternate Service Provider") or continue to contract for service from the service provider(s) that is providing such utility service to the Facility or License Area at the Commencement Date (each the "Existing Service Provider"). Licensee shall cooperate with Owner, the Existing Service provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Owner, the Existing Service Provider and any Alternate Service Provider access to the Facility's utility lines, plumbing, feeders, risers, wiring, and any other machinery or utility access ways within the License Area.

7.8 OWNER MAINTENANCE. Owner (at Owner's cost) shall maintain in good condition the Facility roof, exterior walls and Facility structural components, provided, that any damage thereto occasioned by the act of Licensee or its employees, agents, contractors or invitees shall be paid by Licensee upon demand by Owner.

8.   COMMON AREAS.

8.1 COMMON AREA DEFINED. The term ,Common Area, as used herein shall mean the common restroom, any parking areas and any other areas which are available for the nonexclusive use of Owner's Licensees and their employees, and others situated in the Facility (but excluding all License Areas).

8.2 USE. Licensee and its employees and its authorized invitees shall have the right to use the Common Area in common with other persons during the term of this Agreement, subject to such reasonable rules and regulations as may from time to time be deemed necessary or advisable in Owner's sole discretion for the proper and efficient operation and maintenance of the Common Area. Such rules and regulations may include among other things, the hours during which the Common Area shall be open for use.

8.3 OWNER. Owner shall manage, maintain and operate the Common Area and such other Facility wide systems and equipment that are not specific to a particular License Area in reasonably good order and condition, provided, that any damage thereto occasioned by the act of Licensee or its employees, agents, contractors or invitees shall be paid by Licensee upon demand by Owner.

9. COMPLIANCE WITH LAWS. Licensee, at Licensee's cost, shall fully comply with all applicable laws, statutes, ordinances, rules and regulations pertaining to the improvements constructed, used, or maintained by Licensee at the License Area and Facility, or Licensee's use and occupancy of the License Area and Facility. Licensee shall also comply with all reasonable rules and regulations established from time to time by Owner for the operation of the Facility

10. ENTRY. Owner represents and agrees that, subject to the provisions of this Agreement, Licensee shall be entitled to reasonable access to the License Area at all times and to the use and enjoyment of the License Area throughout the initial Term and any Extended Term of this Agreement. Owner shall have reasonable access to the License Area to inspect the Facility from time to time, and to show the space to prospective Licensees, lenders and purchasers. Owner shall not have any unsupervised access to any Licensee's equipment that is located in any identified secured areas, except in case of an emergency. In the event of any emergency situation that poses an immediate threat of substantial harm or damage to persons and/or property that requires entry on the License Area, Owner may enter the License Area and take such actions as are required to protect individuals or personal property from such immediate threat of substantial harm or damage; provided, that promptly after that emergency entry onto the License Area, Owner shall give Licensee notice of such entry.

11. LICENSEE IMPROVEMENTS. ALTERATIONS AND MAINTENANCE. Licensee shall not make any alterations or improvements to the License Area or Facility without Owner's prior written consent which shall not be unreasonably withheld. In the event Owner consents to any alteration or improvement, all of Licensee's construction and installation work shall be performed at Licensee's sole cost and expense, in a good and workmanlike manner and in conformance with all applicable laws, ordinances, rules, and regulations. Before commencing construction of any improvement, alteration, modification, or construction on or about the License Area, Licensee shall first obtain Owner's written approval of Licensee's contractor and Licensee's plans and specifications for such work, which approval shall not be unreasonably withheld. Any improvements, modifications, alterations, or construction by Licensee shall be constructed in strict conformity with such approved plans and specifications. All improvements to the License Area constructed or installed by Licensee shall remain the personal property of Licensee. Licensee (at Licensee's sole cost and expense) shall maintain and repair the License Area in good and safe condition and in compliance with all applicable laws, ordinances, rules, and regulations. Owner shall have no obligation to Licensee to maintain or repair the License Area which shall be Licensee's responsibility. Licensee shall promptly repair any damage to Owner's personal property or the Facility caused by Licensee's construction or operation of the Facility or Licensee's use or occupancy of the License Area, and Owner shall have no obligation to maintain or repair the Facility except as expressly provided in Section 7 above. Before the expiration of this Agreement (or promptly upon any early termination), Licensee shall remove its equipment and all of its improvements from the License Area and Licensee shall restore the License Area and Facility to the condition that existed as of the date of this Agreement, except for ordinary wear and tear and casualty damage.

12. MECHANICS' LIENS. Licensee shall not permit any mechanics', materialmen's, or other liens to be filed against the Facility or Licensee's interest in this Agreement. Licensee further covenants and agrees that any lien filed against the Facility, or any interest in this Agreement, for work claimed to have been done for, or materials claimed to have been furnished to Licensee, will be discharged by Licensee, by bond or otherwise, within fifteen (15) days after the filing thereof, at the sole cost and expense of Licensee. Owner shall have the right at all reasonable times to post and keep posted on the License Area any notices which it deems necessary for protection from such liens.
If any such liens are filed and not released within that fifteen (15) day period, Owner may, without waiving its rights and remedies based on that breach by Licensee, and without releasing Licensee from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such liens. Licensee shall pay to Owner at once, upon notice to Licensee, any sum paid by Owner to remove such liens, together with interest at twelve percent (12%) per annum from the date of that payment by Owner.

13. TAXES. Licensee shall pay all personal property taxes and assessments assessed against the improvements and Licensee's other personal property on the License Area and Facility. Owner shall be responsible for all real property taxes and all other taxes, fees, and assessments attributable to the Property; provided, however, that Licensee shall promptly reimburse Owner for that portion of real property taxes and assessments for the Property that are based on Licensee's use and occupancy of the License Area or improvements constructed or installed in the License Area or Facility by or on behalf of Licensee. Owner shall provide to Licensee reasonable documentation from the taxing authority, indicating that the increase is on account of such items.
If any fees payable by Licensee to Owner under this Agreement are taxed (other than as a component of Owner's taxable income for purposes of determining Owner's federal, state, or local income tax), Licensee shall promptly reimburse Owner for those taxes.

14.  HAZARDOUS SUBSTANCES:

14.1 DEFINITION. F or purposes of this Agreement, the term "Hazardous Materials" means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local, state or federal governmental authority. Hazardous Materials include, without limitation, the following:
(i) any pollutant, oil or hazardous substance, identified or listed under Sections 307, 311 or 502 of the Federal Water Pollution Control Act
(33 U.S.C. SS1317, SS1321 and SS1362); (ii) any element, compound, mixture, solution or substance designated under Section 102 of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA")
(42 U.S.C. SS9602); (iii) any substance or material having the characteristics identified under or listed under Section 3001 of the Comprehensive Recovery
Act ("RCRA") (42 U.S.C. SS6921); (iv) any petroleum, crude oil, or any fraction of either that is not otherwise specifically listed or designated under items (i)-(iii).

14.2 USE. Licensee shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment, or disposed of on, under, from, or about the License Area or Facility (which shall include, but is not limited to, subsurface soil and ground water) by Licensee, its agents, employees, contractors, or representatives. Without limiting any other rights or remedies of Owner under this Agreement, Licensee shall pay the cost of any cleanup work performed on, under, or about the License Area or Property, as required by this Agreement or any applicable laws in connection with the removal, disposal, storage, transportation, neutralization, or other treatment of such Hazardous Materials.

14.3 INDEMNIFICATION. To the fullest extent permitted by law, Licensee hereby agrees to indemnify, hold harmless, protect, and defend Owner and Owner's agents, employees, contractors and representatives from and against any and all claims, causes of action, liabilities, losses, damages whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under, or about the License Area or the Facility by Licensee or Licensee's agents, employees, contractors or representatives, specifically including, but not limited to, the cost of any required or necessary repair, restoration, cleanup (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the License Area and/or the Facility, whether or not such action is required or necessary during the term or after the expiration of this Agreement. The provisions of this Section 14.3 shall survive the termination, cancellation, or expiration of this Agreement.

15.  TRANSFER.

15.1 TRANSFER BY LICENSEE. Licensee shall not in any way assign this Agreement in whole or in part, license all or any portion of the License Area, or otherwise transfer any right or interest hereunder, and any such attempt shall be void and constitute default by Licensee.

15.2 TRANSFER BY OWNER. Owner shall have the right to freely assign, encumber, sell, lease, or otherwise enter into transactions involving the Facility and to assign Owner's rights and obligations under this Agreement. Upon any conveyance of the Facility or License Area, and assignment by Owner of this Agreement, Owner shall be and is hereby entirely released from all liability thereafter arising under any and all of its covenants and obligations contained in or derived from this Agreement, and Licensee agrees to attorn to any transferee individual or entity purchasing or otherwise acquiring Owner's interest in the License Area.

16. INDEMNITY. Except to the extent of Owner's negligence or willful misconduct, and to the fullest extent permitted by law, Licensee hereby agrees to indemnify hold harmless, protect, and defend Owner and Owner's agents, employees, representatives and contractors from and against any and all claims, causes of action, liabilities, losses, costs, damages, whether foreseeable or unforeseeable, arising out of or related to any act, omission or neglect of Licensee or Licensee's agents, employees, representatives and contractors, or arising from or related to Licensee's use of or activities on or about the License Area or Facility. The provisions of this Section 16 shall survive the termination, cancellation or expiration of this Agreement. Nothing herein shall be construed to make Licensee responsible for the negligent or other wrongful acts of Owner.

17   INSURANCE.  Licensee shall procure and maintain throughout the duration of this Agreement: (a) "All Risk" Property Damage Insurance for the protection of Licensee and Owner, as their interest appear, covering all of Licensee's improvements and alterations to the License Area or Facility, Licensee's personal property, fixtures and equipment, and other insurable risks in an amount not less than the full replacement value of such property or interests with coverage that also includes "Building and Personal Property," and
(b) Commercial General Liability Insurance (occurrence based) with limits of $2,000,000 each occurrence, and in the aggregate, with coverage for death and bodily injury , property damage or destruction (including loss of use ), product liability , and completed operations, and personal advertising injury . Licensee shall provide Owner a certificate of insurance evidencing the insurance required hereunder prior to the Commencement Date. Each policy of insurance shall be with insurers reasonably acceptable to Owner and shall provide that cancellation will not occur without at least thirty (30) days' prior written notice to Owner. Furthermore, each policy shall: (i) name Owner, Owner's Lender, Owner's property manager, and any other party reasonably designated by Owner as additional insureds, (ii) contain a cross-liability endorsement, (iii) shall be primary, and any insurance carried by Owner shall be noncontributing. All insurance required to be carried by Licensee under this Agreement may be carried under a blanket policy covering the License Area and other locations of Licensee, provided that the coverage afforded Owner by reason of the use of the blanket policy shall not be reduced or diminished from the requirements for the insurance set forth in this Section 17.

18. WAIVER OF SUBROGATION. Owner and Licensee each hereby waive all rights of recovery against the other, the other's agents, employees, contractors, and representatives on account of loss and damage occasioned to such waiving party to the extent that that loss or damage, is actually covered (and paid) by insurance carried by either party. Each party shall cause each insurance policy carried by it pertaining to the License Area, or Facility to provide that the insurance company acknowledges acceptance of the foregoing mutual waiver
(i.e., waiver of subrogation) of claims under this Section 18. Notwithstanding the foregoing, it is agreed that if any loss is because of the act, omission, negligence, or willful misconduct of Licensee or any of Licensee's employees, agents, representatives, or contractors, Licensee's Commercial General Liability insurance shall be primary and shall cover all losses and damages before any insurance carried by Owner.

19. LIMITATION OF OWNER'S LIABILITY. Owner's liability for any claim by Licensee hereunder shall be limited to Owner's interest in the Facility. Furthermore, in no event shall Owner be liable to Licensee for consequential or punitive damages and Licensee waives any right of it or its assigns or successors to obtain consequential damages from Owner. Licensee acknowledges that this limitation of liability and waiver of consequential or punitive damages is a material term of this Agreement and that Owner would not enter into this Agreement in the absence of this waiver. Nothing herein shall be construed to limit any claims against third parties.

20. DAMAGE AND DESTRUCTION. If the License Area or other improvements located on the Property are destroyed or damaged so as, in Licensee's reasonable judgment, to materially and adversely impair Licensee's effective use of the License Area and such damage cannot be reasonably repaired within sixty (60) days, Licensee may elect to terminate this Agreement as of the date of the damage or destruction by so notifying Owner no more than thirty (30) days following the date of such damage or destruction. If Licensee elects to terminate this Agreement under this Section 20, all rights and obligations of the parties that do not survive the termination of this Agreement shall cease as of the date Owner receives Licensee's termination notice. If the Facility is materially and adversely damaged or destroyed, Owner shall have the right to terminate this Agreement upon written notice to Licensee, provided that Owner shall give such notice within twenty (20) days of the date of such damage or destruction. If Owner elects to terminate this Agreement under this Section 20, all rights and obligations of the parties that do not survive the termination of this Agreement shall cease as of the date of Licensee's receipt of Owner's termination notice. In no event shall Owner be obligated to repair any casualty or other damage or destruction to any of Licensee's improvements, equipment or property located in the Facility, whether or not covered by Owner's casualty insurance, if any and Licensee shall not be entitled to any abatement of any fee owing hereunder.

21. CONDEMNATION. If a condemning authority takes all of the Facility, or a portion which in Licensee's reasonable opinion is sufficient to render the License Area unsuitable for Licensee's use, then this Agreement shall terminate as of the date when possession is delivered to the condemning authority. All condemnation proceeds attributable to the Property, the License Area and the value of the use and access rights created by this Agreement (including any bonus value) shall belong solely to Owner. Sale of all or part of the Property by Owner to a purchaser with the power of eminent domain in the face of the exercise of its power of eminent domain, shall be treated as a taking by a condemning authority.

22. SUBORDINATION. This Agreement shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Property, and (ii) the lien of any mortgage, deed of trust or other security device that may now exist or hereafter be executed in any amount for which the Property or any part thereof, or Owner's interest or estate in the Property or any part thereof, is specified as security. Owner or any such mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Agreement or to require this Agreement to be subordinated to such interest. If Owner's interest in the License Area is acquired by any ground lessor or mortgagee, or if any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, deed of trust or other security device made by Owner covering the License Area or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Licensee shall, notwithstanding any subordination and upon the request of such successor in interest to Owner, attorn to and become the licensee of the successor in interest to Owner and recognize such successor in interest as the Owner under this Agreement, on the condition that such successor in interest agrees to formally recognize in writing the use and access rights created by this Agreement. Licensee covenants and agrees to execute and deliver, within fifteen
(15) days of Owner's request and in a commercially reasonable form, any additional documents evidencing the priority or subordination of this Agreement with respect to any such ground leases or underlying leases, or the lien of any such mortgages or deeds of trust.

23. ESTOPPEL CERTIFICATES. Licensee shall, within fifteen (15) days following written request by Owner, execute and deliver to Owner an estoppel certificate, in a form submitted to Licensee by Owner, certifying that this Agreement is unmodified and in full force and effect or, if this Agreement has been modified, attaching a copy of the modification and certifying that this Agreement, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; acknowledging that there are not, to Licensee's knowledge, any uncured defaults on the part of the Owner or stating the nature of any uncured defaults; certifying the current annual rent amount; and certifying to such other information as Owner may reasonably request. If Licensee fails to execute and return the estoppel certificate within such fifteen (15) day period, the facts and figures set forth in the estoppel certificate submitted by Owner to Licensee shall be deemed to be true and Owner or its mortgagees, lenders, or prospective investors or purchasers shall have the right to rely on that information.

24. INTERFERENCE. Licensee shall be responsible for resolving any technical interference problems between Licensee's equipment and other equipment located at the Facility and, if there are other wireless telecommunications facilities located at the Facility, Licensee shall reasonably cooperate with such other licensees to resolve any issues of interference in an equitable fashion. Licensee's equipment shall not disturb the communications configurations, equipment, and frequency that exist at the Facility as of the Commencement Date ("Preexisting Communications"), and Licensee's equipment shall comply with all non-interference rules of the Federal Communications Commission ("FCC"). Subject to preexisting rights and the provisions of this Section 24, Owner will not knowingly permit the installation of any future equipment at the Facility that results in unreasonable technical interference problems with Licensee's then existing equipment. In case of such interference with Licensee's operations, Licensee shall notify Owner in writing, and Owner shall have a reasonable period to correct the interference. Should Owner be unsuccessful in correcting the interference within a reasonable period after receipt of Licensee's written notice, Owner shall be deemed to be in breach of this Agreement; provided, however, that in such event Licensee's sole remedy, at law or in equity, shall be to terminate this Agreement immediately upon written notice to Owner. In no case shall the normal operation of the Facility's standard maintenance equipment, mechanical equipment (e.g., HV AC systems), office equipment, computer equipment, telecommunication systems and other similar equipment, devices, and systems typically used in connection with a co-location facility be deemed to interfere with Licensee's use of the License Area.

25. CO-LOCATION. Licensee acknowledges that the Owner may elect to enter into agreements with other equipment operators (including Licensee's competitors), and that Licensee may be required to share certain common facilities with those operators. It is the intent of the Owner to consolidate and coordinate all such Licensee equipment at the Facility to maximize use of space and minimize the negative effects (visual and otherwise) of equipment. Licensee acknowledges that it has no exclusive rights for operate or locate its equipment at the Facility and that the Owner shall have the right to enter into leases, easements, licenses, permits, and agreements with other telecommunication, technology or other equipment operators. Licensee agrees to reasonably cooperate with the other users of the Facility, and the Owner, to coordinate efficient co-location of equipment and to promptly resolve any interference issues that may arise on account of the presence of multiple users. Licensee shall operate within its FCC-approved frequencies (if any) and shall not materially alter the nature of its use or transmissions, or otherwise unreasonably interfere with the operations of any other users of the Facility.

26. REDEVELOPMENT AND RELOCATION. If the Owner, at any time desires in any way to redevelop, demolish, modify, remodel, or alter the Facility (collectively, "Redevelopment"), and any such proposed Redevelopment necessitates, in Owner's reasonable judgment, the relocation of the License Area and/or any material alterations to the License Area, then Licensee shall relocate or make necessary alterations to the License Area, at Licensee's sole cost and expense, to a location and/or in a manner reasonably acceptable to Owner and Licensee, in order that Licensee shall have the continued use and enjoyment, if reasonably practical, of the License Area. Owner shall provide Licensee with no less than thirty (30) days' prior written notice of any proposed Redevelopment which owner reasonably anticipates would materially and adversely affect Licensee's use and enjoyment of the License Area. If that relocation or Redevelopment results in Licensee's temporary inability to use the Facility then, to the extent reasonably practicable, Owner shall allow Licensee to place a portable facility on the property, in a location reasonably acceptable to Owner, during the period of such interruption. If the Licensee and Owner are unable to agree on the location or manner of relocation of the License Area, or if that such relocation or alteration results in Licensee's inability to use the License Area, or temporary facility, for more than seventy-two (72) consecutive hours, then Licensee shall have the option to terminate this Agreement effective upon twenty-four (24) hours prior written notice to Owner.

27.  DEFAULT.

27.1 LICENSEE DEFAULT. Licensee shall be deemed to be in default of this Agreement if: (i) Licensee fails to make any payment of fees or other payment required under this Agreement, as and when due, where the default continues for a period of five (5) business days after written notice of nonpayment by Owner to Licensee, provided, that Owner shall only be required to give Licensee two
(2) such written notices of nonpayment within any twelve (12) month period after which Licensee be in default if payments of rent or other charges are not made within five (5) business days of the date due without any further notice; or (ii) Licensee fails to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by Licensee, where that failure continues for a period of thirty (30) days after written notice thereof by Owner to Licensee (provided, however, that if the nature of Licensee's default is such that more than thirty (30) days are reasonably required for its cure, then Licensee shall not be deemed to be in default if Licensee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion); or (iii) licensee commits a default that by its nature is not curable ( each an "Event of Default").

27.2 OWNER DEFAULT. Owner shall be deemed to be in default of this Agreement if Owner fails to comply with any of the covenants, conditions, or provisions of this Agreement to be observed or performed by Owner, when that failure continues for a period of twenty (20) days after written notice from Licensee to Owner detailing such default (provided, however, that if the nature of Owner's default is such that more than twenty (20) days are reasonably required for its cure, then Owner shall not be deemed to be in default if Owner commences such cure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion).

27.3 REMEDIES. If an incurable default occurs, or a default occurs that is not cured within the grace period specified above, the nondefaulting party may pursue any remedies available to it against the defaulting party at law or in equity, including, but not limited to, recovery of all actual damages and the right to immediately terminate this Agreement and recover possession of the License Area, subject to the limitations on Owner's liability set forth in
Section 19 of this Agreement. Without limiting the foregoing, and in addition to any other remedy, in the event of a Licensee Event of Default, Owner may:

          (a) upon ten (10) days prior notice to Licensee, declare to be immediately due and payable, without regard to any early termination of such term on account of an Event of Default or other right to terminate this Agreement, a sum equal to (i) all License Fees and other charges, payments, costs and expenses due from Licensee to Licensor and in arrears at the time of the Event of Default, plus
          (ii) the License Fees reserved for the then entire unexpired balance of the term of this Agreement (taken without regard to any early termination of the term), plus all other charges, payments, costs and expenses herein agreed to be paid by Licensee up to the end of such term which shall be capable of precise determination at the time of the Event of Default;


          (b)  whether or not Owner has elected to recover sum set forth in
          (i) above, terminate this Agreement on at least ten (10) days' prior notice to Licensee and, on the date specified in such notice, this Agreement and the term hereby demised and all rights of Licensee hereunder shall expire and terminate the Licensee shall thereupon quit and surrender possession of the License Area to Owner in the condition elsewhere herein required and Licensee shall remain liable to Owner as herein provided; or

          (c) upon ten (10) days prior notice to Licensee, suspend the supply of electrical power to the License Area until the default is cured by Licensee, and Owner shall have no liability to Licensee, and Licensee shall have no right to an abatement of License Fees for such suspension and Licensee hereby waives all claims for damages against Owner resulting from such suspension of services.

28. NOTICES. All notices must be in writing and shall be deemed received and effective on the date delivered if by personal delivery three (3) days after deposit in the U.S. mail, certified and postage prepaid, or one business day after deposit with a nationally recognized overnight delivery service
(e.g., FedEx), to the address set forth below or as otherwise provided by law.

Owner:         Horizon Holdings I, LLC
               C/o Colliers International Real Estate Services
               4301Industry Drive East, Suite A
               Tacoma, Washington 98424

Licensee:      InsynQ, Inc.
               1101 Broadway Plaza
               Tacoma, Washington 98402

Either party shall have the right to change its address for purposes of notice by providing the other party with at least fifteen (15) days' prior written notice of such change of address.

29. CONFIDENTIALITY. In connection with this Agreement and Owner's access to the License Area, Licensee may disclose to Owner certain information that is identified in writing to Owner as being proprietary in nature regarding Licensee's equipment specifications ("Confidential Information"). Owner shall not disclose Confidential Information to any third party without the express written authorization of Licensee, except: (i) as required by law, (ii) in confidences to legal counsel, technical consultants, financing sources and/or prospective purchasers or ground lessees, or (iii) regarding enforcement of this Agreement.

30. FURTHER ASSURANCES. In addition to the actions specifically mentioned in this Agreement, the parties shall each do whatever may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

31. HOLDING OVER. If Licensee continues to occupy the License Area following the expiration or termination of this Agreement with Owner's consent, then such holding over shall constitute a renewal of this Agreement on a month-to-month basis, with the Monthly License Fee during the holdover period to be equal to two hundred percent (200%) of the daily license fee rate in effect immediately before such expiration or termination. In that event, either party shall be entitled to terminate such holdover tenancy upon thirty (30) days' prior written notice to the other party.

32. EFFECTIVENESS. This Agreement shall not be effective until Licensee has delivered all of the following items to Owner: (i) a fully-executed original of this Agreement; (ii) the security deposit and Set Up Fee; and (iii) payment of two months' Monthly License Fee, which Owner shall apply towards the Monthly License Fee for the first and the final full calendar month of the term of this Agreement; and (iv) the card key fee.

33. GENERAL PAYMENT MATTERS. The License Fee and all other amounts which Licensee is or becomes obligated to pay Owner under this Agreement or other agreement entered in connection herewith, are sometimes herein referred to collectively as "License Fee," and all remedies applicable to the non-payment of License Fee shall be applicable thereto. License Fees shall be paid in good funds and legal tender of the United States of America without prior demand, deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. License Fees obligations hereunder are independent covenants.

34.  MISCELLANEOUS.

34.1 ATTORNEYS' FEES. If any action shall be instituted by Owner or Licensee (or their respective successors) for the enforcement of any of their rights in and under this Agreement, or if either party is involuntarily enjoined in an action or proceeding involving the other party, the party in whose favor judgment shall be rendered in that action shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in the action, including actual costs and attorneys' fees.

34.2 CAPTIONS. The captions and headings used in this Agreement are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Agreement.

34.3 COUNTERPARTS. This Agreement may be executed in counterpart copies. Any fully executed counterpart copy of this Agreement shall be deemed an original for all purposes.

34.4 TIME OF THE ESSENCE. Time is of the essence for the performance of each term, condition, and covenant of this Agreement.

34.5 SEVERABILITY. If any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if that invalid, illegal or unenforceable provision had not been contained in this Agreement.

34.6 CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Owner or Licensee. The venue of any action related to, or arising from, this Agreement shall be the state or federal courts in Pierce County, Washington.

34.7 NON-AGENCY. It is not the intention of Owner or Licensee to create by this Agreement a relationship of master-servant or principal-agent, and under no circumstance shall Licensee be considered the agent of Owner, or vice versa, it being the sole purpose and intent of the parties to this Agreement to create a relationship of licensor and licensee.

34.8 SUCCESSORS. The terms, covenants, conditions, and agreements contained in this Agreement shall, subject to the provisions as to assignment and transfer contained in this Agreement and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives, and assigns of the parties to this Agreement.

34.9 WAIVER. The waiver by Owner of any term, covenant, agreement, or condition contained in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement, or condition contained in this Agreement.

34.1O ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations, or correspondence between the parties except as expressed in this agreement. Except as otherwise provided in this Agreement, no subsequent change or addition to this Agreement shall be binding unless in writing and signed by the parties to this Agreement.

34.11 AUTHORITY. Each individual executing this Agreement on behalf of Licensee represents and warrants that: (i) he or she is duly authorized to execute and deliver this Agreement on behalf of such entity in accordance with its corporate bylaws, statement of partnership, certificate of limited partnership, or appropriate limited liability company documentation, as the case may be;
(ii) this Agreement is binding upon said entity in accordance with its terms; and (iii) Licensee is duly organized, legally existing, and in good standing in the State of its formation.

34.12 EXHIBITS. REFERENCES. All exhibits, attachments, amendments, riders, and addenda attached to this Agreement are hereby incorporated into and made a part of this Agreement. All references in this Agreement to sections, exhibits, and provisions are made, respectively, to the sections, exhibits, and provisions of this Agreement, unless otherwise specified.

34.13 JOINT AND SEVERAL. If Licensee is constituted of more than one person or entity, the obligations imposed on each such person or entity shall be joint and several.

34.14 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement is effective as of the date first written above.

OWNER: HORIZON HOLDINGS I, LLC,
a Washington limited liability company

BY Horizon Partners
Northwest, Inc., its Manager


By: /s/ Michel R. Bartlett
Name:   Michael R. Bartlett
Its:    Manager

LICENSEE: InsynQ, Inc. d/b/a InsynQ Data Utilities, a Delaware Corporation

By: /s/ John P. Gorst
Name:   John P. Gorst
Its:    President CEO

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                            LICENSEE ACKNOWLEDGMENT


STATE OF WASHINGTON       )
                          )            ss,
COUNTY OF PIERCE          )


     On this day personally appeared before me John P. Gorst, to me known to be the President/CEO of Insynq, Inc., the corporation that executed the foregoing instrument, and on oath acknowledged that such officer, being authorized to do so, executed the foregoing instrument on behalf of the corporation therein named as his free and voluntary act, and as the free and voluntary act of said corporation for the uses and purposes therein set forth and pursuant to said corporations bylaws or resolution of the Board of Directors,



     GIVEN under my hand and official seal this 18th day of May 2001,

     SEAL                      /s/ Anne M. Douglas.
                               Anne M. Douglas
                               (print notary's  name)
                               Notary Public in and for the State of Washington Residing at King county ;
                               My commission expires: 5/29/01

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                                   EXHIBIT A
                    EQUIPMENT CO-LOCATION LICENSE AGREEMENT
                            Facility Legal Description


1441 Court "A" (Tacoma Technology Center)
Parcel # 2014020030

THE SOUTH 19 1/2 FEET OF LOT 2 AND ALL OF LOTS 3 AND 4, BLOCK 1402, MAP OF NEW TACOMA, W.T., ACCORDING TO PLAT RECORDED FEBRUARY 3, 1875, IN PEIRCE COUNTY, WASHINGTON;

EXCEPT THAT PORTION OF SAID LOT 2 CONVEYED TO THE CITY OF TACOMA FOR "A" STREET, BY DEED RECORDED IN BOOK 91 OF DEEDS, PAGE 376.

TOGETHER WITH THAT PORTION OF JEFFERSON A VENUE L YING WESTERL Y OF SAID PREMISES, SOUTH OF THE NORTH BOUNDARY LINE OF SAID PREMISES, EXTENDED WESTERLY, EAST OF THE WESTERLY LINE OF BLOCK 1402 1/2 EXTENDED SOUTH AND NORTH OF THE SOUTH LINE OF LOT 4 EXTENDED WESTERLY, V ACATED BY ORDINANCE NO.619 OF CITY OF TACOMA.

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                                   EXHIBIT B
                    EQUIPMENT CO-LOCATION LICENSE AGREEMENT
                             License Area Diagram

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                                   EXHIBIT C
                    EQUIPMENT CO-LOCATION LICENSE AGREEMENT
                            License Equipment List

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